Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Atlas Financial Holdings, Inc. (File No. 333-192579) of our report dated March 10, 2014 with respect to the consolidated financial statements and financial statement schedules listed on Item 15 of the Company's Form 10-K, of Atlas Financial Holdings, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ Johnson Lambert LLP

Arlington Heights, Illinois
March 7, 2016